EXHIBIT 5.1

101 South Queen Street Martinsburg, West Virginia 25401 7000 Hampton Center Morgantown, West Virginia 26505 501 Avery Street Parkersburg, West Virginia 26101	600 Quarrier Street Charleston, West Virginia 25301 Post Office Box 1386 Charleston, West Virginia 25325-1386 (304) 347-1100 www.bowlesrice.com	Southpointe Town Center 1800 Main Street, Suite 200 Canonsburg, Pennsylvania 15317 1217 Chapline Street Wheeling, West Virginia 26003 480 West Jubal Early Drive, Suite 130 Winchester, Virginia 22601

Telephone — (304) 347-1100 Facsimile — (304) 343-3058	December 21, 2016	E-Mail Address: www.bowlesrice.com

United Bankshares, Inc.

514 Market Street

Post Office Box 1508

Parkersburg, West Virginia 26102

Attention: Richard M. Adams

Ladies and Gentlemen:

We have acted as counsel to United Bankshares, Inc., a West Virginia corporation (the “Company”), in connection with the offer and sale of 4,330,000 shares of the Company’s common stock, par value $2.50 per share (the “Common Stock”) in a registered public offering.

In connection therewith, we have examined (i) the Registration Statement on Form S-3ASR (File No. 333-214551) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the prospectus supplement of the Company, dated December 15, 2016 relating to the Common Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus”). In addition, we have examined originals or copies, certified or otherwise and identified to our satisfaction, of resolutions of the Board of Directors of the Company or committees thereof and such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

Richard M. Adams

December 21, 2016

Based upon, and subject to, the foregoing, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion that when the Common Stock has been issued and delivered upon payment in full of the consideration therefor as described in the Registration Statement, the Prospectus and the underwriting agreement, the Common Stock will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and the offering of the Common Stock described herein and may not be used, quoted or relied upon for any other purpose without our prior written consent.

The opinions rendered herein are limited in all respects to the laws of the State of West Virginia and the federal laws of the United States. We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on December 21, 2016, which is incorporated by reference into the Registration Statement and the Prospectus, and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Bowles Rice LLP